                                                                    EXHIBIT 99.4




                           Pinpoint Technologies, Inc.

                     Condensed Combined Financial Statements


                    Nine months ended June 30, 1998 and 1999




                                    CONTENTS


Condensed Combined Balance Sheets (unaudited)
          June 30, 1999 and September 30, 1998 ........................       47
Condensed Combined Statements of Income (unaudited)
          Nine Months Ended June 30, 1999 and June 30, 1998............       48
Condensed Combined Statements of Cash Flows (unaudited)
          Nine Months Ended June 30, 1999 and June 30, 1998............       49
Notes to Condensed Combined Financial Statements (unaudited)...........       50

                           Pinpoint Technologies, Inc.

                        Condensed Combined Balance Sheets
                                   (unaudited)

                                                               JUNE 30            SEPTEMBER 30
                                                                 1999                 1998
                                                             -----------          ------------
ASSETS
Current assets:
   Cash and cash equivalents                                 $   152,512          $   696,836
   Accounts receivable, less allowance of $91,661 in
     1999 and $25,991 in 1998                                    752,474              483,201
   Related party receivable                                       23,340                   --
   Prepaid and other current assets                                   --                3,671
                                                             -----------          -----------
Total current assets                                             928,326            1,183,708

Property and equipment:
   Building                                                    2,400,000                   --
   Furniture and fixtures                                          7,477               37,775
   Computer equipment                                            233,001              123,660
   Software                                                       55,142               41,884
   Assets held under capital lease                               167,938               44,810
                                                             -----------          -----------
                                                               2,863,558              248,129
   Accumulated depreciation                                     (194,674)             (64,736)
                                                             -----------          -----------
                                                               2,668,884              183,393
                                                             -----------          -----------
Total assets                                                 $ 3,597,210          $ 1,367,101
                                                             ===========          ===========



                                                               JUNE 30            SEPTEMBER 30
                                                                 1999                 1998
                                                             -----------          ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                          $    46,162          $   125,575
   Accrued compensation                                          145,168               89,056
   Other accrued liabilities                                      83,662               39,561
   Deferred revenue                                              260,628              393,437
   Current portion of long-term debt                              69,283                   --
   Current portion of capital lease obligations                  164,779               10,954
                                                             -----------          -----------
Total current liabilities                                        769,682              658,583

Capital lease obligations, net of current portion                     --                3,701
Long-term debt, net of current portion                         1,774,989                   --

Commitments and contingencies

Stockholders' equity:
   Class A common stock, no par value,
     1,000 shares authorized,
     111 shares issued and outstanding                               111                  111
   Additional paid-in capital                                     49,021               49,021
   Retained earnings                                           1,003,407              655,685
                                                             -----------          -----------
Total stockholders' equity                                     1,052,539              704,817
                                                             -----------          -----------
Total liabilities and stockholders' equity                   $ 3,597,210          $ 1,367,101
                                                             ===========          ===========

See notes to unaudited condensed combined financial statements.

                           Pinpoint Technologies, Inc.

                     Condensed Combined Statements of Income
                                   (unaudited)


                                                  NINE MONTHS ENDED JUNE 30
                                                 1999                   1998
                                             -----------            -----------
Revenue:
   Software license fees                     $ 2,458,484            $ 1,472,344
   Maintenance and support                       348,295                172,488
   Upgrade rights                                268,124                131,879
   Other revenue                                 132,718                 45,210
                                             -----------            -----------
Total revenue                                  3,207,621              1,821,921

Cost of revenue                                  282,886                349,777
                                             -----------            -----------
Gross profit                                   2,924,735              1,472,144

Sales and marketing                              192,222                 70,012
Research and development                         425,134                193,729
General and administrative                     1,327,940                549,023
                                             -----------            -----------
                                               1,945,296                812,764
                                             -----------            -----------

Operating income                                 979,439                659,380

Other income (expense):
   Interest income                                15,412                  6,851
   Interest expense                              (42,882)               (15,842)
                                             -----------            -----------
Total other expense, net                         (27,470)                (8,991)
                                             -----------            -----------
Net income                                   $   951,969            $   650,389
                                             ===========            ===========


See notes to unaudited condensed combined financial statements.

                           Pinpoint Technologies, Inc.

                  Condensed Combined Statements of Cash Flows
                                   (unaudited)



                                                                 NINE MONTHS ENDED JUNE 30
                                                                 1999                 1998
                                                             -----------          -----------
OPERATING ACTIVITIES
Net income                                                   $   951,969          $   650,389
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Bad debt expense                                             81,455               12,867
     Depreciation and amortization                               129,938               21,300
     Issuance of common stock for services                            --               49,032
     Changes in operating assets and liabilities:
       Accounts receivable                                      (350,728)            (257,933)
       Related party receivable                                  (23,340)                  --
       Prepaid expenses                                            3,671                   --
       Accounts payable                                          (79,413)              (6,023)
       Accrued liabilities                                       100,213              (14,581)
       Deferred revenue                                         (132,809)              66,001
                                                             -----------          -----------
Net cash provided by operating activities                        680,956              521,052

INVESTING ACTIVITIES

Purchase of property and equipment                              (567,446)             (69,623)
                                                             -----------          -----------
Net cash used in investing activities                           (567,446)             (69,623)

FINANCING ACTIVITIES
Principal payments on capital leases                             (17,859)             (14,048)
Principal payments on long-term debt                             (35,728)                  --
Contributions from stockholders                                  550,000                   --
Distributions to stockholders                                 (1,154,247)            (191,516)
                                                             -----------          -----------
Net cash used in financing activities                           (657,834)            (205,564)
                                                             -----------          -----------

Net (decrease) increase in cash and cash equivalents            (544,324)             245,865
Cash and cash equivalents at beginning of year                   696,836              156,319
                                                             -----------          -----------
Cash and cash equivalents at end of year                     $   152,512          $   402,184
                                                             ===========          ===========

Supplemental disclosure of cash flow information:

     Interest paid for 1999 and 1998 was approximately $43,000 and $16,000, respectively.

In 1999 the Company completed the purchase of an office building for approximately $2,400,000, of which approximately $1,800,000 was financed through its bank.

See notes to unaudited condensed combined financial statements.

                           Pinpoint Technologies, Inc.

           Notes to Unaudited Condensed Combined Financial Statements

                                   (unaudited)


1. BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Pinpoint Technologies, Inc. was incorporated in December 1993, with operations beginning April 1995. Pinpoint creates, develops and manufactures advanced information technology software, exclusively focused on the emergency medical services (EMS) market. Its products are computer-aided dispatch and billing software targeted at public and private ambulance companies. The Company's operations are located in Boulder, Colorado.

The Company is a Sub S Corporation and is owned by three individuals. In January 1999, the Company distributed cash to the stockholders of the Company. The proceeds were contributed to newly formed Pinpoint Property Management LLC, and used to fund the equity needed to acquire an office building described below.

The unaudited interim combined financial statements have been prepared by the Company in accordance with generally accepted accounting principles for interim financial reporting and the regulations of the Securities and Exchange Commission in regard to quarterly reporting. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, the statements include all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. Operating results for the nine month period ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ending September 30, 1999. For further information refer to the financial statements and footnotes thereto included in the Company's audited financial statements for the year ended September 30, 1998.

PRINCIPLES OF COMBINATION

The accompanying combined financial statements include the accounts of Pinpoint Technologies, Inc. and Pinpoint Properties Management, LLC. All significant intercompany transactions have been eliminated.

                           Pinpoint Technologies, Inc.

                                   (unaudited)


2. ACQUISITION OF PROPERTY

In December 1998, the individual stockholders of the Company signed a purchase and sale agreement to acquire an office building. In March 1999, the building was acquired by Pinpoint Property Management LLC (PPM), which is owned by the stockholders of the Company. The Company pays PPM rent under a five-year lease. Monthly rental expense in the amount of approximately $30,000 is due through 2004.

3. SUBSEQUENT EVENTS

During October 1999, the Company completed a business merger with Zoll Medical Corporation, which is located in Burlington, Massachusetts. Zoll Medical merged with both Pinpoint Technologies, Inc. and Pinpoint Property Management LLC, an affiliate of the Company through virtue of common ownership.

4. YEAR 2000 ISSUE

The Company has developed a plan to make its information technology ready for the year 2000 and believes the critical data processing systems are currently ready for the year 2000. Although the Company has not initiated formal communications with all of its significant suppliers and customers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 Issues, the Company does not expect this project to have a significant effect on operations.